SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 9, 2008

Community Bank Shares of Indiana, Inc.

(Exact Name of Registrant as Specified in Charter)

Indiana	0-25766	35-1938254
State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

101 West Spring Street, New Albany, Indiana 47150
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number including area code (812) 944-2224

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.02.  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(c) (1) On April 9, 2008, Community Bank Shares of Indiana, Inc. announced Michael Bauer as Executive Vice President and Chief Credit Officer.

(c) (2) Mr. Bauer, 53, has over thirty years of banking experience. Mr. Bauer is a graduate of Eastern Illinois University in Charleston, IL with a bachelors degree in Finance and earned a Masters in Business Administration at DePaul University in Chicago.

Exhibit No.                      Exhibit

99.1                                  Press release issued by Community Bank Shares of Indiana, Inc. on April 9, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANK SHARES OF INDIANA, INC.

Date: April 9, 2008	By: /s/ James D. Rickard
Name: James D. Rickard
Title: President and CEO

Date: April 9, 2008	By: /s/ Paul A. Chrisco
Name: Paul A. Chrisco
Title: Senior Vice President,
Chief Financial Officer